                                                                      Exhibit 21

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

         As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

Name                                          Incorporation
----                                          -------------
Bellaire Corporation                          Ohio
The Coteau Properties Company                 Ohio
The Falkirk Mining Company                    Ohio
Hamilton Beach/Proctor-Silex, Inc.            Delaware (1)
Housewares Holding Company                    Delaware (1)
HBPS Foreign Sales Corp.                      Virgin Islands
HB-PS Holding Company, Inc.                   Delaware (1)
NACCO Materials Handling Group, Pty. Ltd.     Australia
NACCO Materials Handling B.V.                 Netherlands
Hyster Europe Limited                         United Kingdom
NACCO Materials Handling Scotland Ltd.        United Kingdom
NACCO Materials Handling (N.I.) Ltd.          Northern Ireland
NACCO Materials Handling Group Ltd.           United Kingdom
Hyster-Yale Materials Handling, Inc.          Delaware (2)
The Kitchen Collection, Inc.                  Delaware
NACCO Materials Handling Group, Inc.          Delaware
The North American Coal Corporation           Delaware
North American Coal Royalty Company           Delaware
Powhatan Corporation                          Delaware
Proctor-Silex Canada, Inc.                    Ontario (Canada)
Proctor-Silex, S.A. de C.V.                   Mexico
The Sabine Mining Company                     Texas
Yale Europe Materials Handling Ltd.           United Kingdom

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

------------

1. NACCO owns 100% of the voting securities of Housewares Holding Company, Housewares Holding Company owns 80% of the voting securities of HB-PS Holding Company, Inc., HB-PS Holding Company, Inc. owns 100% of Hamilton Beach(Diamond)Proctor- Silex, Inc., and Hamilton Beach(Diamond)Proctor-Silex, Inc. S.A. de C.V. (except for directors' qualifying shares).

2. NACCO Industries, Inc. owns 97% of the voting securities of Hyster-Yale Materials Handling Group, Inc.